Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2019 Results

LAS VEGAS, February 6, 2020 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the fourth quarter and year ended December 31, 2019.

Operating revenues were $1.65 billion for the fourth quarter of 2019, a decrease of 2.0%, or $34.1 million, from $1.69 billion for the fourth quarter of 2018. Net loss attributable to Wynn Resorts, Limited was $72.9 million, or $0.68 per diluted share, for the fourth quarter of 2019, compared to net income attributable to Wynn Resorts, Limited of $464.9 million, or $4.31 per diluted share, in the fourth quarter of 2018 (which included a net tax benefit of $390.9 million related to U.S. tax reform).

"We delivered solid financial results in the fourth quarter of 2019, growing Adjusted Property EBITDA nearly 12% sequentially compared to the third quarter," said Matt Maddox, CEO of Wynn Resorts, Limited. "In Macau, the investments we have made position us well to compete in any market environment, supported by another quarter of record mass table win. Our strategy at Wynn Las Vegas is producing results, driving year-over-year volume growth in our domestic gaming business along with 3% growth in RevPAR. Encore Boston Harbor continues to ramp nearly doubling its Adjusted Property EBITDA sequentially and we remain excited by the opportunity to drive growth at the property over the next several years."

"It was also a successful quarter on the development front as we made significant progress rolling out the industry’s leading global growth pipeline. In November, we launched key portions of the new Lakeside Casino at Wynn Macau, further solidifying the property as the peninsula's marquee integrated resort. In Las Vegas, construction on our 430,000 square foot meeting and convention expansion is complete and we are gearing up to welcome our first groups to the new space. We are excited about the outlook for the Company and we will continue to focus on leveraging our premium-focused business model to drive long-term returns for shareholders."

Consolidated Results

Operating revenues were $1.65 billion for the fourth quarter of 2019, a decrease of 2.0%, or $34.1 million, from $1.69 billion for the fourth quarter of 2018. Operating revenues decreased $150.6 million, $28.0 million, and $24.9 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, from the fourth quarter of 2018 to 2019. The decrease in operating revenues at Wynn Palace, Wynn Macau, and our Las Vegas Operations was partially offset by operating revenues from Encore Boston Harbor of $169.3 million.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $72.9 million, or $0.68 per diluted share, for the fourth quarter of 2019, compared to net income attributable to Wynn Resorts, Limited of $464.9 million, or $4.31 per diluted share, in the fourth quarter of 2018. Our fourth quarter 2019 results included a net tax provision of $157.4 million, primarily related to an increase in the valuation allowance on our deferred tax assets. Our fourth quarter 2018 results included a net tax benefit of $390.9 million recorded in connection with U.S. tax reform. Adjusted net loss attributable to Wynn Resorts, Limited (1) was $65.6 million, or $0.62 per diluted share, for the fourth quarter of 2019, compared to adjusted net income attributable to Wynn Resorts, Limited of $102.2 million, or $0.95 per diluted share, for the fourth quarter of 2018.

Adjusted Property EBITDA (2) was $443.1 million for the fourth quarter of 2019, a decrease of 11.3%, or $56.3 million, from $499.4 million for the fourth quarter of 2018. Adjusted Property EBITDA decreased $49.0 million and $25.1 million at Wynn Palace and our Las Vegas Operations, respectively, and increased $2.5 million at Wynn Macau. Adjusted Property EBITDA from Encore Boston Harbor was $15.3 million.

For the year ended December 31, 2019, operating revenues decreased 1.6%, or $106.6 million, to $6.61 billion, compared to $6.72 billion in the year ended December 31, 2018. Operating revenues decreased $213.9 million, $224.5 million, and $32.1 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively. The decrease in operating revenues at Wynn Palace, Wynn Macau, and our Las Vegas Operations was partially offset by operating revenues from Encore Boston Harbor of $363.9 million.

GAAP net income attributable to Wynn Resorts, Limited was $123.0 million, or $1.15 per diluted share in 2019, compared to $572.4 million, or $5.35 per diluted share in the year ended December 31, 2018. Our 2019 results included a net tax provision of $176.8 million, primarily related to an increase in the valuation allowance on our deferred tax assets. Our 2018 results included a net tax benefit of $390.9 million recorded in connection with U.S. tax reform. Adjusted net income attributable to Wynn Resorts, Limited was $279.5 million, or $2.61 per diluted share, in 2019, compared to $687.7 million, or $6.43 per diluted share, in the year ended December 31, 2018.

Full year Adjusted Property EBITDA decreased 11.2%, or $229.0 million, to $1.82 billion, compared to $2.04 billion in the year ended December 31, 2018. Adjusted Property EBITDA decreased $114.4 million, $84.4 million and $53.4 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively. Adjusted Property EBITDA at Encore Boston Harbor was $23.2 million.

Wynn Resorts, Limited also announced today that the Company has approved a cash dividend of $1.00 per share, payable on March 6, 2020 to stockholders of record as of February 26, 2020.

Property Results

Wynn Palace

Operating revenues from Wynn Palace were $590.0 million for the fourth quarter of 2019, a 20.3% decrease from $740.6 million for the fourth quarter of 2018. Adjusted Property EBITDA from Wynn Palace was $177.6 million for the fourth quarter of 2019, a 21.6% decrease from $226.6 million for the fourth quarter of 2018. VIP table games win as a percentage of turnover was 3.07%, slightly above the expected range of 2.7% to 3.0% and below the 3.25% experienced in the fourth quarter of 2018. Table games win percentage in mass market operations was 25.2%, above the 23.6% experienced in the fourth quarter of 2018.

Wynn Macau

Operating revenues from Wynn Macau were $525.4 million for the fourth quarter of 2019, a 5.1% decrease from $553.4 million for the fourth quarter of 2018. Adjusted Property EBITDA was $170.1 million for the fourth quarter of 2019, a 1.5% increase from $167.6 million for the fourth quarter of 2018. VIP table games win as a percentage of turnover was 3.27%, above the expected range of 2.7% to 3.0% and above the 2.86% experienced in the fourth quarter of 2018. Table games win percentage in mass market operations was 20.3%, consistent with the 20.3% experienced in the fourth quarter of 2018.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $368.8 million for the fourth quarter of 2019, a 6.3% decrease from $393.6 million for the fourth quarter of 2018. Adjusted Property EBITDA from our Las Vegas Operations was $80.1 million, a 23.8% decrease from $105.2 million for the fourth quarter of 2018. Table games win percentage was 17.4%, below the property's expected range of 22% to 26% and below the 22.4% experienced in the fourth quarter of 2018.

Encore Boston Harbor

On June 23, 2019, the Company opened Encore Boston Harbor, an integrated resort in Everett, Massachusetts. For the fourth quarter of 2019, Encore Boston Harbor's operating revenues were $169.3 million and Adjusted Property EBITDA was $15.3 million. Table games win percentage was 19.2%, within the property's expected range of 16% to 20%.

Development Projects

In February 2020, we are opening our meeting and convention expansion at Wynn Las Vegas. Once open, the space will feature approximately 217,000 square feet of incremental state-of-the-art meeting and convention space (430,000 square feet of gross space), which will nearly double our group footprint in Las Vegas. We estimate the total project budget, including the redesigned golf course that reopened in October 2019, to be approximately $425 million. As of December 31, 2019, we have incurred $351.3 million in total project costs.

Balance Sheet

Our cash and cash equivalents and restricted cash as of December 31, 2019 totaled $2.36 billion and was comprised of $1.81 billion at Wynn Macau, Limited and its subsidiaries, $125.8 million at Wynn Resorts Finance, LLC (excluding Wynn Macau, Limited and its subsidiaries), and $419.3 million at Wynn Resorts and other.

As previously disclosed, on December 17, 2019, Wynn Macau, Limited ("WML") issued $1.0 billion aggregate principal amount of 5 1/8% Senior Notes due 2029 (the "2029 WML Notes"). WML intends to use the net proceeds from the 2029 WML Notes to facilitate the repayment of a portion of the amounts outstanding under the Wynn Macau Term Loan.

Total current and long-term debt outstanding at December 31, 2019 was $10.4 billion, comprised of $4.96 billion of Macau related debt (inclusive of $1.0 billion of Wynn Macau Term Loan we anticipate we will repay in connection with the issuance of the 2029 WML Notes), $3.11 billion of Wynn Las Vegas debt, $1.72 billion of Wynn Resorts Finance debt, and $611.7 million of debt held by the retail joint venture which we consolidate.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 6, 2020 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before March 20, 2020, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2019 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before litigation settlement expense, nonrecurring regulatory expense, pre-opening expenses, property charges and other, change in derivatives fair value, change in Redemption Note fair value, (loss) gain on extinguishment of debt, foreign currency remeasurement gain (loss), the impact from the enactment of U.S. tax reform, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted Property EBITDA" is net income (loss) before interest, income taxes, depreciation and amortization, litigation settlement expense, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, (loss) gain on extinguishment of debt, change in derivatives fair value, change in Redemption Note fair value and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. The Company also presents Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of the Company's performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, Wynn Resorts' calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income to Adjusted Property EBITDA, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Operating revenues:
Casino	$1,137,956	$1,220,795	$4,573,924	$4,784,990
Rooms	208,209	192,395	804,162	751,800
Food and beverage	199,073	173,165	818,822	754,128
Entertainment, retail and other	108,221	101,231	414,191	426,742
Total operating revenues	1,653,459	1,687,586	6,611,099	6,717,660
Operating expenses:
Casino	726,504	782,141	2,924,254	3,036,907
Rooms	71,053	64,712	276,095	254,549
Food and beverage	168,996	143,441	696,498	611,706
Entertainment, retail and other	40,570	44,466	170,206	183,113
General and administrative	230,682	215,872	896,670	761,415
Litigation settlement	—	—	—	463,557
Provision for doubtful accounts	8,859	3,941	21,898	6,527
Pre-opening	2,797	18,235	102,009	53,490
Depreciation and amortization	175,054	138,911	624,878	550,596
Property charges and other	2,366	29,584	20,286	60,256
Total operating expenses	1,426,881	1,441,303	5,732,794	5,982,116
Operating income	226,578	246,283	878,305	735,544
Other income (expense):
Interest income	4,470	8,837	24,449	29,866
Interest expense, net of amounts capitalized	(113,049)	(100,717)	(414,030)	(381,849)
Change in derivatives fair value	3,686	(4,466)	(3,228)	(4,520)
Change in Redemption Note fair value	—	—	—	(69,331)
(Loss) gain on extinguishment of debt	(241)	(2,027)	(12,437)	104
Other	18,505	(5,113)	15,159	(4,074)
Other income (expense), net	(86,629)	(103,486)	(390,087)	(429,804)
Income before income taxes	139,949	142,797	488,218	305,740
(Provision) benefit for income taxes	(157,419)	372,713	(176,840)	497,344
Net income (loss)	(17,470)	515,510	311,378	803,084
Less: net income attributable to noncontrolling interests	(55,472)	(50,644)	(188,393)	(230,654)
Net income (loss) attributable to Wynn Resorts, Limited	$(72,942)	$464,866	$122,985	$572,430
Basic and diluted income per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(0.68)	$4.32	$1.15	$5.37
Diluted	$(0.68)	$4.31	$1.15	$5.35
Weighted average common shares outstanding:
Basic	106,608	107,619	106,745	106,529
Diluted	106,608	107,974	106,985	107,032
Dividends declared per common share:	$1.00	$0.75	$3.75	$2.75

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to Wynn Resorts, Limited	$(72,942)	$464,866	$122,985	$572,430
Litigation settlement expense	—	—	—	463,557
Nonrecurring regulatory expense	—	—	35,000	—
Pre-opening expenses	2,797	18,235	102,009	53,490
Property charges and other	2,366	29,584	20,286	60,256
Change in derivatives fair value	(3,686)	4,466	3,228	4,520
Change in Redemption Note fair value	—	—	—	69,331
Loss (gain) on extinguishment of debt	241	2,027	12,437	(104)
Foreign currency remeasurement (gain) loss	(18,505)	5,113	(15,159)	4,074
Income tax impact on adjustments	17,445	(23,599)	(1,549)	(137,975)
Impact of U.S. tax reform	—	(390,902)	—	(390,902)
Noncontrolling interests impact on adjustments	6,714	(7,568)	226	(10,961)
Adjusted net income (loss) income attributable to Wynn Resorts, Limited	$(65,570)	$102,222	$279,463	$687,716
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$(0.62)	$0.95	$2.61	$6.43

Weighted average common shares outstanding - diluted	106,608	107,974	106,985	107,032

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$88,303	$—	$66,337	$(466)	$20,853	$1,392	$1,198	$177,617
Wynn Macau	123,161	1,699	23,601	(234)	18,475	1,536	1,848	170,086
Other Macau	(3,547)	—	1,115	5	—	2,162	265	—
Total Macau Operations	207,917	1,699	91,053	(695)	39,328	5,090	3,311	347,703
Las Vegas Operations	6,596	166	44,471	4,886	17,610	5,087	1,323	80,139
Encore Boston Harbor	(34,146)	—	36,752	—	8,346	2,618	1,690	15,260
Corporate and other	46,211	932	2,778	(1,825)	(65,284)	13,584	3,604	—
Total	$226,578	$2,797	$175,054	$2,366	$—	$26,379	$9,928	$443,102

	Three Months Ended December 31, 2018
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$129,228	$—	$66,037	$708	$27,977	$1,639	$996	$226,585
Wynn Macau	114,310	—	21,699	7,020	20,993	1,822	1,716	167,560
Other Macau	(3,117)	—	1,114	11	—	1,821	171	—
Total Macau Operations	240,421	—	88,850	7,739	48,970	5,282	2,883	394,145
Las Vegas Operations	24,159	452	46,795	10,054	18,644	4,282	836	105,222
Encore Boston Harbor	(26,658)	17,508	1,189	14	4,500	3,447	—	—
Corporate and other	8,361	275	2,077	11,777	(72,114)	45,117	4,507	—
Total	$246,283	$18,235	$138,911	$29,584	$—	$58,128	$8,226	$499,367

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited) (continued)

	Twelve Months Ended December 31, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$359,286	$—	$264,758	$1,000	$94,111	$5,583	$4,797	$729,535
Wynn Macau	461,821	2,224	90,448	4,860	74,076	6,515	8,893	648,837
Other Macau	(15,586)	—	4,465	23	—	10,023	1,075	—
Total Macau Operations	805,521	2,224	359,671	5,883	168,187	22,121	14,765	1,378,372
Las Vegas Operations	123,306	249	177,509	14,241	76,520	16,215	5,846	413,886
Encore Boston Harbor	(195,589)	96,649	78,378	25	26,731	14,524	2,432	23,150
Corporate and other	145,067	2,887	9,320	137	(271,438)	97,368	16,659	—
Total	$878,305	$102,009	$624,878	$20,286	$—	$150,228	$39,702	$1,815,408

	Twelve Months Ended December 31, 2018
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$459,336	$—	$259,898	$9,830	$103,765	$6,732	$4,341	$843,902
Wynn Macau	532,377	—	87,293	11,574	87,135	7,717	7,142	733,238
Other Macau	(13,410)	—	4,429	82	—	8,189	710	—
Total Macau Operations	978,303	—	351,620	21,486	190,900	22,638	12,193	1,577,140
Las Vegas Operations	170,007	460	186,758	14,886	77,537	14,134	3,491	467,273
Encore Boston Harbor	(81,398)	51,598	2,470	104	18,000	9,226	—	—
Corporate and other	(331,368)	1,432	9,748	23,780	(286,437)	562,038	20,807	—
Total	$735,544	$53,490	$550,596	$60,256	$—	$608,036	$36,491	$2,044,413

(1) Corporate expenses and other includes litigation settlement expense of $463.6 million in the first quarter of 2018.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to Wynn Resorts, Limited	$(72,942)	$464,866	$122,985	$572,430
Net income attributable to noncontrolling interests	55,472	50,644	188,393	230,654
Litigation settlement expense	—	—	—	463,557
Pre-opening expenses	2,797	18,235	102,009	53,490
Depreciation and amortization	175,054	138,911	624,878	550,596
Property charges and other	2,366	29,584	20,286	60,256
Corporate expenses and other	26,379	58,128	150,228	144,479
Stock-based compensation	9,928	8,226	39,702	36,491
Interest income	(4,470)	(8,837)	(24,449)	(29,866)
Interest expense, net of amounts capitalized	113,049	100,717	414,030	381,849
Change in derivatives fair value	(3,686)	4,466	3,228	4,520
Change in Redemption Note fair value	—	—	—	69,331
Loss (gain) on extinguishment of debt	241	2,027	12,437	(104)
Other	(18,505)	5,113	(15,159)	4,074
Provision (benefit) for income taxes	157,419	(372,713)	176,840	(497,344)
Adjusted Property EBITDA	$443,102	$499,367	$1,815,408	$2,044,413

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Percent Change	2019	2018	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$490,379	$636,949	(23.0)	$2,139,756	$2,356,022	(9.2)
Rooms	43,194	44,606	(3.2)	174,576	170,067	2.7
Food and beverage	29,685	30,119	(1.4)	117,376	110,638	6.1
Entertainment, retail and other	26,727	28,888	(7.5)	111,986	120,839	(7.3)
Total	$589,985	$740,562	(20.3)	$2,543,694	$2,757,566	(7.8)

Adjusted Property EBITDA (6)	$177,617	$226,585	(21.6)	$729,535	$843,902	(13.6)

Casino Statistics:
VIP:
Average number of table games	104	114	(8.8)	109	114	(4.4)
VIP turnover	$9,314,053	$16,156,992	(42.4)	$45,847,647	$61,097,527	(25.0)
VIP table games win (1)	$286,355	$525,898	(45.5)	$1,519,225	$1,874,189	(18.9)
VIP table games win as a % of turnover	3.07%	3.25%		3.31%	3.07%
Table games win per unit per day	$29,897	$50,057	(40.3)	$38,224	$45,006	(15.1)
Mass market:
Average number of table games	222	208	6.7	216	209	3.3
Table drop (2)	$1,252,993	$1,300,388	(3.6)	$5,122,897	$4,926,347	4.0
Table games win (1)	$315,423	$307,368	2.6	$1,251,920	$1,206,244	3.8
Table games win %	25.2%	23.6%		24.4%	24.5%
Table games win per unit per day	$15,421	$16,084	(4.1)	$15,902	$15,834	0.4
Average number of slot machines	940	1,074	(12.5)	1,054	1,065	(1.0)
Slot machine handle	$1,031,988	$1,011,482	2.0	$3,918,554	$3,933,064	(0.4)
Slot machine win (3)	$53,110	$57,575	(7.8)	$195,367	$203,568	(4.0)
Slot machine win per unit per day	$614	$583	5.3	$508	$524	(3.1)
Room statistics:
Occupancy	96.9%	97.2%		97.2%	96.5%
ADR (4)	$268	$277	(3.2)	$269	$265	1.5
REVPAR (5)	$260	$269	(3.3)	$262	$255	2.7

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Percent Change	2019	2018	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$455,943	$479,027	(4.8)	$1,796,209	$1,994,885	(10.0)
Rooms	28,316	29,919	(5.4)	110,387	113,495	(2.7)
Food and beverage	20,888	21,176	(1.4)	81,576	76,369	6.8
Entertainment, retail and other	20,236	23,259	(13.0)	81,857	109,776	(25.4)
Total	$525,383	$553,381	(5.1)	$2,070,029	$2,294,525	(9.8)

Adjusted Property EBITDA (6)	$170,086	$167,560	1.5	$648,837	$733,238	(11.5)

Casino Statistics:
VIP:
Average number of table games	99	111	(10.8)	106	111	(4.5)
VIP turnover	$7,931,833	$12,776,758	(37.9)	$35,426,483	$57,759,607	(38.7)
VIP table games win (1)	$259,729	$364,783	(28.8)	$1,081,934	$1,588,002	(31.9)
VIP table games win as a % of turnover	3.27%	2.86%		3.05%	2.75%
Table games win per unit per day	$28,617	$35,851	(20.2)	$27,864	$39,113	(28.8)
Mass market:
Average number of table games	213	205	3.9	207	203	2.0
Table drop (2)	$1,391,906	$1,258,696	10.6	$5,410,439	$5,058,332	7.0
Table games win (1)	$283,172	$255,736	10.7	$1,099,353	$1,014,484	8.4
Table games win %	20.3%	20.3%		20.3%	20.1%
Table games win per unit per day	$14,425	$13,554	6.4	$14,519	$13,698	6.0
Average number of slot machines	790	805	(1.9)	807	877	(8.0)
Slot machine handle	$825,763	$878,393	(6.0)	$3,545,899	$3,740,096	(5.2)
Slot machine win (3)	$42,669	$44,424	(4.0)	$170,358	$161,384	5.6
Slot machine win per unit per day	$587	$600	(2.2)	$578	$504	14.7
Room statistics:
Occupancy	99.3%	99.3%		99.2%	99.2%
ADR (4)	$291	$294	(1.0)	$286	$283	1.1
REVPAR (5)	$289	$292	(1.0)	$284	$281	1.1

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Percent Change	2019	2018	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$75,665	$104,819	(27.8)	$394,104	$434,083	(9.2)
Rooms	120,340	117,870	2.1	483,055	468,238	3.2
Food and beverage	120,257	121,872	(1.3)	558,782	567,121	(1.5)
Entertainment, retail and other	52,514	49,083	7.0	197,516	196,127	0.7
Total	$368,776	$393,644	(6.3)	$1,633,457	$1,665,569	(1.9)

Adjusted Property EBITDA (6)	$80,139	$105,222	(23.8)	$413,886	$467,273	(11.4)

Casino Statistics:
Average number of table games	232	236	(1.7)	236	237	(0.4)
Table drop (2)	$414,451	$508,472	(18.5)	$1,690,132	$1,852,816	(8.8)
Table games win (1)	$71,935	$113,892	(36.8)	$395,439	$456,021	(13.3)
Table games win %	17.4%	22.4%		23.4%	24.6%
Table games win per unit per day	$3,364	$5,237	(35.8)	$4,581	$5,282	(13.3)
Average number of slot machines	1,773	1,815	(2.3)	1,788	1,822	(1.9)
Slot machine handle	$942,940	$904,385	4.3	$3,427,820	$3,237,085	5.9
Slot machine win (3)	$63,106	$58,407	8.0	$230,954	$213,025	8.4
Slot machine win per unit per day	$387	$350	10.6	$354	$320	10.6
Room statistics:
Occupancy	89.4%	88.6%		87.5%	87.5%
ADR (4)	$322	$315	2.2	$325	$314	3.5
REVPAR (5)	$288	$279	3.2	$284	$274	3.6

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Percent Change	2019	2018	Percent Change
Encore Boston Harbor Supplemental Information (7)
Operating revenues
Casino	$115,969	$—	—	$243,855	$—	—
Rooms	16,359	—	—	36,144	—	—
Food and beverage	28,243	—	—	61,088	—	—
Entertainment, retail and other	8,744	—	—	22,832	—	—
Total	$169,315	$—	—	$363,919	$—	—

Adjusted Property EBITDA (6)	$15,260	$—	—	$23,150	$—	—

Casino Statistics:
Average number of table games	160	—	—	152	—	—
Table drop (2)	$362,696	$—	—	$778,898	$—	—
Table games win (1)	$69,766	$—	—	$151,247	$—	—
Table games win %	19.2%	—%		19.4%	—%
Table games win per unit per day	$4,726	$—	—	$5,178	$—	—
Average number of slot machines	2,933	—	—	3,023	—	—
Slot machine handle	$856,446	$—	—	$1,847,080	$—	—
Slot machine win (3)	$67,383	$—	—	$138,264	$—	—
Slot machine win per unit per day	$250	$—	—	$238	$—	—
Room statistics:
Occupancy	76.0%	—%		72.6%	—%
ADR (4)	$352	$—	—	$391	$—	—
REVPAR (5)	$267	$—	—	$284	$—	—

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) Encore Boston Harbor opened on June 23, 2019.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com